UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 24, 2012 (September 21, 2012)

Date of Report (Date of earliest event reported):

Delta Tucker Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-173746	27-2525959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Suite 700, Falls Church, VA		22042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (571)722-0210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2012, the Board of Directors (the “Board”) of Delta Tucker Holdings, Inc. (the “Company”), elected James E. Geisler, pursuant to Section 3.3 of the Company’s Bylaws to serve as a director of the Company until the next annual election of directors and until his successor shall have been elected and qualified, subject to the earlier of his death, resignation, retirement, disqualification or removal. The Board has determined that James E. Geisler will be serving as a member of the Audit Committee and of the Business Ethics and Compliance Committee, respectively.

Item 9.01 Financial Statements and Exhibits.

On September 24, 2012, the Company issued a press release announcing the election. The full text of this press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Tucker Holdings, Inc.

Date: September 24, 2012	/s/ William T. Kansky
William T. Kansky
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release issued by the Companies on September 24, 2012, furnished pursuant to Item 5.02 of this Form 8-K.